                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No.2 to registration statement on Form S-1 (File No. 33-60403) of our report, dated April 15, 1996 on our audit of the consolidated financial statements and financial statement schedules of COMFORCE Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three fiscal years in the period ended December 31, 1995. We also consent to the inclusion in this Amendment No. 2 to Form S-1 of our report, dated December 1, 1995 on our audit of the balance sheets of Comforce Global, Inc. (formerly Spectrum Global Services, Inc.) as of September 30, 1995 and December 31, 1994, and the related statements of operations and retained earnings (accumulated deficit) and cash flows for the nine month period ended September 30, 1995 and the year ended December 31, 1994, and the balance sheet of Williams Communications Services, Inc. as of December 31, 1995 and the related statements of operations and retained earnings and cash flows for the year then ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Chicago, Illinois
October 17, 1996